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                                    EXHIBIT 5

                       [Letterhead of The Otto Law Group]


                                 March 31, 2003


Modern MFG Services, Inc.
6605 Two Hundred Second Southwest St.
Lynnwood, WA 98036

     Re: Registration of Common Stock of Modern MFG Services, Inc., a Nevada corporation ("Modern")

Ladies and Gentlemen:

     In connection with the registration on Form S-8 under the Securities Act of 1933, as amended, of 800,000 shares of common stock to be issued under the Consulting Agreement (the "Plan"), dated January 29, 2003, by and between Modern and Douglas Furth, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the registration statement referenced herein, such shares will be validly issued, fully paid and nonassessable shares of Modern's common stock.

     We hereby consent to the filing of this opinion as an exhibit to the above described registration statement.

                                                  Very truly yours,

                                                  THE OTTO LAW GROUP, PLLC

                                                  /s/ The Otto Law Group, PLLC

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